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As filed with the Securities and Exchange Commission on August 28, 2003

Registration Statement No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Science Applications International Corporation
(Exact name of registrant as specified in its charter)

DELAWARE State or other jurisdiction of incorporation or organization)	95-3630868 (I.R.S. Employer Identification No.)
10260 CAMPUS POINT DRIVE SAN DIEGO, CALIFORNIA 92121 (858) 826-6000 (Address, including zip code, and telephone number, including area code of registrant's principal executive offices)

Cash or Deferred Arrangement (CODA)
Employee Stock Retirement Plan
Restated 1984 Bonus Compensation Plan
Stock Compensation Plan and Management Stock Compensation Plan
Key Executive Stock Deferral Plan
2001 Employee Stock Purchase Plan
1998 Stock Option Plan
1999 Stock Incentive Plan
AMSEC Employees 401(k) Profit Sharing Plan
Telcordia Technologies 401(k) Savings Plan
(Full title of the plans)

COPY TO:
DOUGLAS E. SCOTT, ESQ.
Senior Vice President, General Counsel and Secretary
Science Applications International Corporation
10260 Campus Point Drive
San Diego, California 92121
(858) 826-6000
(name, address, including zip code, and telephone number,
including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Class A Common Stock, par value $.01 per share	2,716,725 shs	$30.50	$82,860,113	$6,704

(1)
Includes 182,602 shares under the Restated 1984 Bonus Compensation Plan; 1,842,647 shares under the Employee Stock Retirement Plan; 421,742 shares under the Stock Compensation Plan and Management Stock Compensation Plan; and 269,734 shares under the Key Executive Stock Deferral Plan. This registration statement shall also cover any additional shares of Class A Common Stock which become issuable under the Cash or Deferred Arrangement (CODA); the Employee Stock Retirement Plan; the Restated 1984 Bonus Compensation Plan; the Stock Compensation Plan and Management Stock Compensation Plan; the Key Executive Stock Deferral Plan; the 2001 Employee Stock Purchase Plan; the 1998 Stock Option Plan; the 1999 Stock Incentive Plan; the AMSEC Employees 401(k) Profit Sharing Plan; and the Telcordia Technologies 401(k) Savings Plan (collectively "Plans") by reason of any stock dividend, stock split, recapitalization or other similar transaction which results in an increase in the number of the outstanding shares of Registrant's Common Stock. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of plan interests to be offered or sold pursuant to the Plans. This registration statement covers, in addition to the number of shares of Class A Common Stock stated above, options awarded under the 1999 Stock Incentive Plan and other rights to purchase or acquire the shares of Class A Common Stock covered by the prospectus.

(2)
The proposed maximum offering price per share is estimated in accordance with Rule 457(h) under the Securities Act and was determined using the formula price (as defined in the prospectus which is a part of this registration statement) of Registrant's Class A Common Stock on the date hereof.

EXPLANATORY NOTE

        This Registration Statement on Form S-8 registers 2,716,725 shares of Class A common stock of Science Applications International Corporation that may be purchased or issued upon the exercise of options or awards that have been or may be granted under the Restated 1984 Bonus Compensation Plan; the 1998 Stock Option Plan; and the 1999 Stock Incentive Plan; or may be issued and delivered to a trustee or agent for the benefit of employees under the Cash or Deferred Arrangement (CODA); the Employee Stock Retirement Plan; the Stock Compensation Plan and Management Stock Compensation Plan; the Key Executive Stock Deferral Plan; the 2001 Employee Stock Purchase Plan; the AMSEC Employees 401(k) Profit Sharing Plan; and the Telcordia Technologies 401(k) Savings Plan (collectively "Plans").

        The contents of the Registrant's Registration Statements on Form S-8 (File No. 333-98979) filed on August 30, 2002 and (File No. 333-71764) filed on October 17, 2001 (the "Earlier Registration Statements") are hereby incorporated by reference pursuant to Instruction E of Form S-8. This Registration Statement combined with the Earlier Registration Statements registers an aggregate of 52,100,000 shares of the Registrant's Class A common stock as follows: 1,000,000 shares under the Cash or Deferred Arrangement (CODA); 4,000,000 shares under the Employee Stock Retirement Plan; 9,594,743 shares under the Restated 1984 Bonus Compensation Plan; 2,000,000 shares under the Stock Compensation Plan and Management Stock Compensation Plan collectively; 2,000,000 shares under the Key Executive Stock Deferral Plan; 1,000,000 shares under the 2001 Employee Stock Purchase Plan; 7,405,257 shares under the 1998 Stock Option Plan; 24,000,000 shares under the 1999 Stock Incentive Plan; 100,000 shares under the AMSEC Employees 401(k) Profit Sharing Plan; and 1,000,000 shares under the Telcordia Technologies 401(k) Savings Plan.

PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits

Exhibit No.		Description of Exhibit	Incorporated by Reference From
4(a)		Article FOURTH of the Registrant's Restated Certificate of Incorporation	Annex I of the Registrant's Proxy Statement for the 1999 Annual Meeting of Stockholders as filed April 1999 with the SEC
5(a)	*	Opinion of Douglas E. Scott, Esq.
5(b)		Internal Revenue Service determination letter dated October 3, 2001, relating to the Registrant's Employee Stock Retirement Plan	Exhibit 5(b) to Registrant's Form S-8 filed with the SEC on August 30, 2002 (SEC File No. 333-98979) ("August 2002 S-8")
5(c)		Internal Revenue Service determination letter dated October 3, 2001, relating to the Registrant's Cash or Deferred Arrangement	Exhibit 5(c) to Registrant's August 2002 S-8
5(d)		Internal Revenue Service determination letter dated November 9, 2001, relating to the AMSEC Employees 401(k) Profit Sharing Plan	Exhibit 5(d) to Registrant's August 2002 S-8
5(e)		Internal Revenue Service determination letter dated February 24, 1999, relating to the Telcordia Technologies, Inc, (formerly Bell Communications Research Inc.) Savings Plan	Exhibit 5(e) to Registrant's August 2002 S-8
23(a)	*	Consent of Douglas E. Scott, Esq. (contained in Exhibit 5(a) hereto)
23(b)	*	Consent of Deloitte & Touche LLP

*
Filed herewith.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on August 28, 2003.

SCIENCE APPLICATIONS INTERNATIONAL CORPORATION

By	* J.R. Beyster Chairman of the Board and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* J.R. Beyster	Chairman of the Board and Principal Executive Officer	August 28, 2003
* T.E. Darcy	Principal Financial Officer	August 28, 2003
* P.N. Pavlics	Principal Accounting Officer	August 28, 2003
* D.P. Andrews	Director	August 28, 2003
* W.H. Demisch	Director	August 28, 2003
W.A. Downing	Director
J.A. Drummond	Director
* D.H. Foley	Director	August 28, 2003
* J.E. Glancy	Director	August 28, 2003

* B.R. Inman	Director	August 28, 2003
* A.K. Jones	Director	August 28, 2003
* H.M.J. Kraemer, Jr.	Director	August 28, 2003
* C.B. Malone	Director	August 28, 2003
* S.D. Rockwood	Director	August 28, 2003
E.J. Sanderson	Director
* R. Snyderman	Director	August 28, 2003
* M.E. Trout	Director	August 28, 2003
R.I. Walker	Director
* J.P. Walkush	Director	August 28, 2003
* J.H. Warner, Jr.	Director	August 28, 2003
* A.T. Young	Director	August 28, 2003
/s/ * D.E. SCOTT D.E. Scott, as attorney-in-fact

        Pursuant to the requirements of the Securities Act of 1933, the Committee for the Cash or Deferred Arrangement (CODA) has duly caused this Registration Statement to be signed on behalf of such plan by the undersigned, thereunto duly authorized, in the City of San Diego, State of California on August 28, 2003.

CASH OR DEFERRED ARRANGEMENT (CODA)

By	/s/ ELAINE R. KALIN Elaine R. Kalin, Member Retirement Plans Committee

        Pursuant to the requirements of the Securities Act of 1933, the Committee for the Employee Stock Retirement Plan has duly caused this Registration Statement to be signed on behalf of such plan by the undersigned thereunto duly authorized, in the City of San Diego, State of California on August 28, 2003.

EMPLOYEE STOCK RETIREMENT PLAN

By	/s/ ELAINE R. KALIN Elaine R. Kalin, Member Retirement Plans Committee

        Pursuant to the requirements of the Securities Act of 1933, the Committee for the Restated 1984 Bonus Compensation Plan has duly caused this Registration Statement to be signed on behalf of such plan by the undersigned, thereunto duly authorized, in the City of San Diego, State of California on August 28, 2003.

RESTATED 1984 BONUS COMPENSATION PLAN

By	/s/ WOLFGANG H. DEMISCH Wolfgang H. Demisch, Member Stock Plans Committee

        Pursuant to the requirements of the Securities Act of 1933, the Committee for the Stock Compensation Plan and Management Stock Compensation Plan has duly caused this Registration Statement to be signed on behalf of such plans by the undersigned, thereunto duly authorized, in the City of San Diego, State of California on August 28, 2003.

STOCK COMPENSATION PLAN AND MANAGEMENT STOCK COMPENSATION PLAN

By	/s/ ELAINE R. KALIN Elaine R. Kalin, Member Non-Qualified Plans Committee

        Pursuant to the requirements of the Securities Act of 1933, the Committee for the Key Executive Stock Deferral Plan has duly caused this Registration Statement to be signed on behalf of such plan by the undersigned, thereunto duly authorized, in the City of San Diego, State of California on August 28, 2003.

KEY EXECUTIVE STOCK DEFERRAL PLAN

By	/s/ ELAINE R. KALIN Elaine R. Kalin, Member Non-Qualified Plans Committee

        Pursuant to the requirements of the Securities Act of 1933, the Committee for the 2001 Employee Stock Purchase Plan has duly caused this Registration Statement to be signed on behalf of such plan by the undersigned, thereunto duly authorized, in the City of San Diego, State of California on August 28, 2003.

2001 EMPLOYEE STOCK PURCHASE PLAN

By	/s/ WILLIAM A. ROPER, JR. William A. Roper, Jr., Member Employee Stock Purchase Plan and Trust Committee

        Pursuant to the requirements of the Securities Act of 1933, the Committee for the 1998 Stock Option Plan has duly caused this Registration Statement to be signed on behalf of such plan by the undersigned, thereunto duly authorized, in the City of San Diego, State of California on August 28, 2003.

1998 STOCK OPTION PLAN

By	/s/ WOLFGANG H. DEMISCH Wolfgang H. Demisch, Member Stock Plans Committee

        Pursuant to the requirements of the Securities Act of 1933, the Committee for the 1999 Stock Incentive Plan has duly caused this Registration Statement to be signed on behalf of such plan by the undersigned, thereunto duly authorized, in the City of San Diego, State of California on August 28, 2003.

1999 STOCK INCENTIVE PLAN

By	/s/ WOLFGANG H. DEMISCH Wolfgang H. Demisch, Member Stock Plans Committee

        Pursuant to the requirements of the Securities Act of 1933, the Committee for the AMSEC Employees 401(k) Profit Sharing Plan has duly caused this Registration Statement to be signed on behalf of such plan by the undersigned, thereunto duly authorized, in the City of Virginia Beach, State of Virginia on August 28, 2003.

AMSEC EMPLOYEES 401(k) PROFIT SHARING PLAN

By	/s/ L. RENE HUNTER L. Rene Hunter, Chair AMSEC Retirement Plan Committee

        Pursuant to the requirements of the Securities Act of 1933, the Committee for the Telcordia Technologies 401(k) Savings Plan has duly caused this Registration Statement to be signed on behalf of such plan by the undersigned, thereunto duly authorized, in the City of San Diego, State of California on August 28, 2003.

TELCORDIA TECHNOLOGIES 401(K) SAVINGS PLAN

By	/s/ ELAINE R. KALIN Elaine R. Kalin, Member Retirement Plans Committee

EXHIBIT INDEX

Exhibit No.		Description of Exhibit	Incorporated by Reference From
4(a)		Article FOURTH of the Registrant's Restated Certificate of Incorporation	Annex I of the Registrant's Proxy Statement for the 1999 Annual Meeting of Stockholders as filed April 1999 with the SEC
5(a)	*	Opinion of Douglas E. Scott, Esq.
5(b)		Internal Revenue Service determination letter dated October 3, 2001, relating to the Registrant's Employee Stock Retirement Plan	Exhibit 5(b) to Registrant's Form S-8 filed with the SEC on August 30, 2002 (SEC File No. 333-98979) ("August 2002 S-8")
5(c)		Internal Revenue Service determination letter dated October 3, 2001, relating to the Registrant's Cash or Deferred Arrangement	Exhibit 5(c) to Registrant's August 2002 S-8
5(d)		Internal Revenue Service determination letter dated November 9, 2001, relating to the AMSEC Employees 401(k) Profit Sharing Plan	Exhibit 5(d) to Registrant's August 2002 S-8
5(e)		Internal Revenue Service determination letter dated February 24, 1999, relating to the Telcordia Technologies, Inc, (formerly Bell Communications Research Inc.) Savings Plan	Exhibit 5(e) to Registrant's August 2002 S-8
23(a)	*	Consent of Douglas E. Scott, Esq. (contained in Exhibit 5(a) hereto)
23(b)	*	Consent of Deloitte & Touche LLP

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  PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
  Item 8. Exhibits
SIGNATURES
EXHIBIT INDEX